Exhibit 10.4

INVENTION AND SECRECY AGREEMENT

This agreement is effective as of the 1st day of December 2005.

BETWEEN

Nutrition 21, Inc.

AND

Dean M. DiMaria

The parties agree as follows:

1.	In the Agreement:

"Company" shall mean Nutrition 21, Inc. and any corporation which either directly or indirectly controls, is controlled by or is under common control with Nutrition 21, Inc.

"Confidential Information" means any trade secret or confidential information possessed now or in the future by the Company or any associated company which has been disclosed to employee in connection with his employment with the Company which has commercial value for the businesses, investigations or research programs in which the Company is, or is likely to become engaged. Without limiting its scope the term includes information in the discovery or development of which the Employee participates during the period of his/her employment by the Company.

"Developments" means all ideas, processes, developments, designs, systems, programs, discoveries, inventions, improvements and writings, whether patentable or not.

"Employment" means employment by the Company.

2.	The Employee, in consideration of his/her employment by the Company, agrees as follows:

(a)
That he/she will not during the term of his/her employment engage in any activity competitive with or adverse to the welfare of the Company, whether alone, as a partner or as an officer, director, employee or major shareholder of another corporation (i.e., at least 1% shareholder), unless he/she has the prior written consent of the Company.

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(b)
That he/she will during the term of his employment promptly disclose and assign to the Company the full rights to all Developments made by the Employee, whether alone or with others, which fall within the scope of the Company's businesses, investigations or research programs.

As a matter of record the Employee attaches hereto a complete list of all relevant Developments made by him/her, alone or jointly with others, prior to his/her employment with the Company, which shall not be subject to this Agreement. If no such list is attached to this Agreement the Employee acknowledges that there are no such Developments.

This agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on the Employee's time; and which (a) does not relate (1) to the business of the Company, or (2) to the Company's actual or demonstrably anticipated research or development, or (b) does not result from any work performed by the Employee for the Company.

(c)
The Employee will both during and after his/her employment assist the Company, at the Company's expense, to obtain, maintain and enforce for the Company in any and all countries patents and copyrights on all Developments assigned by the Employee to the Company as above provided, and for such purpose the Employee shall sign all documents as the Company may reasonably request. If the Company is unable for any reason to secure the Employee's signature to any document required to apply for or execute any patent application with respect to such Development, or to any related document, the Employee hereby irrevocably appoints the Company as his/her agent and attorney to act in his/her stead to execute and file any such document and to do all other acts to further the issuance of patents thereon with the same legal force and effect as if executed by him.

(d)
All Confidential Information and all patents and other rights in connection therewith shall be the sole property of the Company and its assigns. The Employee hereby assigns to the Company any rights the Employee may have or may acquire in the Confidential Information.

The Employee undertakes that throughout his/her employment by the Company and thereafter for as long as the Company's interests require it, he/she will hold all the Confidential Information in the strictest confidence and will not without the Company's written permission divulge such information to others except for the purposes of the Company's business.

(e)	The Employee agrees to deliver to the Company all records of every type and all copies thereof, which relate to Confidential Information upon termination of his/her employment.

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3.
The Company agrees to consider promptly and in good faith, but without obligation, any request by the Employee to release any of its rights to Developments assigned to the Company under this Agreement.

4.
Without any prejudice to any other remedies available to the Company in respect of a breach of this Agreement, the Company shall be entitled to seek an injunction restraining the Employee from committing a breach or threatened breach of the terms of this Agreement.

5.	This Agreement

(a)	Constitutes the entire agreement between the parties in respect of the matters dealt with herein and replaces all previous agreements or understandings.

(b)	May only be amended by a further agreement in writing signed by the parties.

(c)	Shall ensure to the benefit of the Company's successors and assigns.

(d)	Shall be governed by the laws of the State of New York.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date and year first written above.

NUTRITION 21, INC.		Dean DiMaria

BY:	/s/ Benjamin T. Sporn	BY:	/s/ Dean DiMaria
Benjamin T. Sporn
	TITLE: General Counsel		DATE: December 1, 2005